EXHIBIT 99.1

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Commentary for the Week Ended February 20, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
2/20/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.74%	0.36%	-0.55%
Class B Units	0.72%	0.31%	-0.67%

S&P 500 Total Return Index**	-6.75%	-6.45%	-14.33%
Lehman Long Government Index**	1.27%	1.24%	-7.37%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
●	Grant Park’s positions in the equity indices markets are predominantly short.
¤
Contributing to profits were declines in the S&P 500, which fell below 800 as jobless claims increased again last week.  Also pushing the U.S. equity markets lower was speculation that the U.S. government may soon move to nationalize a major U.S. bank.

¤
Short positions across the Asian equity markets registered gains this past week. Weak export data and poor investor response to recent stimulus activity put pressure on the Asian share markets.  Among the top performers were positions in the Nikkei 225, Hang Seng, and MSCI Taiwan Indices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Agriculturals/Softs
●	Grant Park’s positions in the grains, livestock and softs markets are mixed.
¤	Short positions in the lean hogs markets were a strong source of profits this past week. The price of lean hogs dipped in excess of 9% fueled by falling feed prices and a decrease in demand.
¤
Short positions in the grain markets gained as prices fell throughout the week, spurred lower on concern that the contraction of the global economy would dampen demand. A rally in the US dollar also contributed to weaker grain prices.

Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
¤
Declines in the fixed income markets partially offset total portfolio gains.  Long positions in the euroyen, euribor, and short sterling markets sustained setbacks as prices in the debt markets fell throughout the week.

¤	Losses were also incurred in the German bund market after prices declined in response to better than expected German consumer confidence data.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.